UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) held on December 4, 2015, the Company’s stockholders entitled to vote at the meeting voted: (i) for the election of the six individuals named below to serve as directors of the Company to hold office until the Company’s Annual Meeting of Stockholders to be held in 2016 and until their successors have been duly elected and qualified; (ii) for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) for, by non-binding advisory vote, the resolution approving named executive officer compensation; and (iv) for the approval of the Company’s 2015 Executive Incentive Plan.

(i)	The votes cast by stockholders with respect to the election of directors were as follows:

Director	Votes Cast “For”	Votes Withheld	Broker Non-Votes
F. Peter Cuneo	25,838,693	6,888,881	8,992,890
Barry Emanuel	29,684,049	3,043,525	8,992,890
Drew Cohen	25,865,535	6,862,039	8,992,890
Sue Gove	30,581,120	2,146,454	8,992,890
Mark Friedman	29,549,341	3,178,233	8,992,890
James A. Marcum	25,443,385	7,284,189	8,992,890

(ii)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions
Appointment of BDO USA LLP	35,889,045	5,491,057	340,362

(iii)	The votes cast by stockholders with respect to the proposal to approve, by non-binding advisory vote, the resolution approving named executive officer compensation were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
Named Executive Officer Compensation	23,374,161	8,967,672	385,741	8,992,890

(iv)	The votes cast by stockholders with respect to approval of the Company’s 2015 Executive Incentive Plan were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
2015 Executive Incentive Plan	30,577,362	1,756,727	393,485	8,992,890

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ David Jones
Name:	David Jones
Title:	Executive Vice President and Chief Financial Officer

Date: December 8, 2015